UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

REVIV3 PROCARE COMPANY

(Exact name of Registrant as Specified in its Charter)

Delaware	000-56351	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9480 Telstar Avenue, Suite 5, El Monte, California 91731

(Address of principal executive offices, including ZIP code)

(888) 638-8883

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of November 7, 2022, Reviv3 Procare Company (the “Company”) entered into an amendment (the “Amendment”) to the Voting Agreement, effective as of June 16, 2022 (the “Voting Agreement”), by and among the Company, Intrepid Global Advisors, Inc. (“Intrepid), and Axil & Associated Brands Corp. (“Axil”), to revise the securities exempted from the term “New Securities,” as defined in the Voting Agreement. Following the Company’s acquisition of certain of Axil’s assets in June 2022, Axil holds a majority of the Company’s outstanding common stock. Jeff Toghraie, Chairman and Chief Executive Officer of the Company, is a managing director of Intrepid, which is also a stockholder of both the Company and Axil.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment Number 1 to Voting Agreement, dated November 7, 2022, by and among Reviv3 Procare Company, Intrepid Global Advisors, Inc., and Axil & Associated Brands Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIV3 PROCARE COMPANY

Date: November 9, 2022	By:	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chairman & Chief Executive Officer

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